Exhibit 99.1

NRx Pharmaceuticals, Inc. (NASDAQ:NRXP) Advances Relationship with Anson Funds with $8.9 Million Financing, Including Above the Market Equity and Senior Secured Debt

●	This financing is expected to support filing of New Drug Applications for NRX-100 (ketamine) and NRX-101, and to support launch of HOPE Therapeutics
●	Investment consists of $3.5 million in above the market equity and $5.4 million in Senior Secured Notes; expected to fund current operations into 2026

WIMINGTON, Del., January 28, 2025 -- NRx Pharmaceuticals, Inc. (NASDAQ: NRXP) ("NRx", “NRx Pharmaceuticals” or the "Company"), a clinical-stage biopharmaceutical company, today announced that it has entered into a binding agreement for a registered direct offering of its common stock with expected gross proceeds of $3.5 million (the “Financing”) with certain institutional investors. The Company also intends to issue certain senior secured convertible promissory notes (the “Notes”) with expected gross proceeds of $5.4 million to the same institutional investors pursuant to that certain securities purchase agreement dated August 12, 2024 (the “Note Issuances”). The Company intends to use the net proceeds from the Financing and the Note Issuances to support, among other things, the New Drug Application filing of its two lead products, NRX-100 and NRX-101, the launch of HOPE Therapeutics, and the potential addition of new products to its pipeline. The Financing and Note Issuances together are expected to fund current operations into 2026 and, in concert with projected product sales and potential non-dilutive funding, the Company believes NRx will reach profitability.

"We welcome the support of Anson Funds and the confidence they have expressed by making a direct equity investment into our company. These proceeds will support our FDA filings of two lifesaving drugs that we hope will improve the lives of patients with suicidal depression and potentially PTSD, support the launch of HOPE Therapeutics to deliver state-of-the-art care to those in need, and potentially enable us to acquire additional pipeline assets. This funding is expected to further enable the Company to close non-dilutive financing specifically for the purpose of acquiring already-profitable interventional psychiatry clinics for HOPE Therapeutics," said Jonathan Javitt, MD, MPH, Founder, Chairman and [interim] Chief Executive Officer of NRx Pharmaceuticals. “We are pleased to that Anson Funds continues to see significant value in our mission and that they are joining us to bring Hope to Life.”

“We are delighted to continue working with NRx Pharmaceuticals in their development of a very promising pipeline, with two medicines with potential to transform the lives of patients with suicidal depression and their loved ones. We look forward to potential registrations and approvals of these products,” said Amin Nathoo, Principal, Anson Funds.

In connection with the Financing, the Company will issue to the investors approximately 1.2 million shares of common stock (the “Registered Direct Shares”) at $2.88 per share and an equal number of common stock purchase warrants with an exercise of $2.88 per share (the “RD Warrants”).

The Notes are expected to be issued at an original discount of 8%, an interest rate of 6% per annum with a term of 15 months, and will initially be convertible into shares of the Company’s common stock at $3.78 per share. The investors are expected to receive warrant coverage equivalent to 50% of their investment, which will initially be exercisable into shares of the Company’s Common Stock at $3.78 per share (such warrants, the “Warrants”). The conversion price of the Notes and the exercise price of such warrants will each be subject to customary adjustments and adjustments for certain corporate transactions. The Company intends to file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, which will describe the terms of the Financing and Note Issuances, and include all related exhibits.

The RD Warrants have not been registered under the Securities Act of 1933, as amended, and may not be resold in the United States except pursuant to an effective registration statement with the Securities and Exchange Commission or an exemption from registration under the Securities Act and any applicable state securities laws. When issued, the Notes and Warrants will not be registered under the Securities Act of 1933, as amended, and may not be resold in the United States except pursuant to an effective registration statement with the Securities and Exchange Commission or an exemption from registration under the Securities Act and any applicable state securities laws.

The Registered Direct Shares will be offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the SEC on June 9, 2022, and subsequently declared effective on June 21, 2022 (File No. 333-265492) (the “Registration Statement”), and the base prospectus dated as of June 21, 2022, contained therein.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About NRx Pharmaceuticals, Inc.

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain, and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx plans to file an NDA for Accelerated Approval for NRX-101 in patients with bipolar depression and suicidality or akathisia. NRX-101 additionally has potential to act as a non-opioid treatment for chronic pain, as well as a treatment for complicated UTI.

NRx has recently announced initiation of filing a New Drug Application for NRX-100 (IV ketamine) for the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality.

About HOPE Therapeutics, Inc.

HOPE Therapeutics, Inc. (www.hopetherapeutics.com) is a development stage healthcare delivery company that intends to develop a best-in-class network of interventional psychiatry clinics to offer ketamine transcranial magnetics stimulation (TMS) and other lifesaving therapies to patients with suicidal depression and related disorders, together with a digital therapeutic-enabled platform designed to augment and preserve the clinical benefit of NMDA-targeted drug therapy.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to whether or not the Company will be able to raise capital through the sale of its securities; the Company's ability to consummate the Financing or the Note Issuances; the Company’s ability to repay the Notes; the Company’s ability to complete New Drug Application filing of its lead products; the Company’s ability to develop new products; the Company’s ability to achieve profitability; market conditions; satisfaction of customary closing conditions related to future closings; the Company’s ability to maintain adequate liquidity and financing sources; various risks related to the Company’s business operations; and other risks and uncertainties, including those described within the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and other filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy, liquidity, the Company’s ability to utilize the funds received. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Matthew Duffy

Chief Business Officer, NRx Pharmaceuticals

Co-Chief Executive Officer, HOPE Therapeutics, Inc.

mduffy@nrxpharma.com